Exhibit 99.1

For Immediate Release
October 30, 2008

Press Release

thinkorswim Group Inc. Reports Third Quarter Financial Results

Company Delivers Record Revenues of $98 Million and Record Earnings of $0.29 Per Diluted Share

NEW YORK – October 30, 2008 – thinkorswim Group Inc. (NASDAQ:SWIM), a leading provider of online brokerage and investor education services, today announced financial results and select operating metrics for the third quarter ended September 30, 2008. Record revenues and earnings were driven primarily by strong growth in new accounts and trading volume in the Company’s brokerage segment.

Consolidated financial results for the quarter:

•                  Revenues of $98.1 million, 58 percent of which were brokerage-based

•                  Pre-tax income of $27.4 million, 28 percent of revenues

•                  Net income of $19.6 million, or $0.29 per diluted share

•                  Non-GAAP Sales Transaction Volume (“STV”) of $81.8 million, 70 percent of which was brokerage-based

•                  Non-GAAP Adjusted EBITDA (before certain items) of $22.8 million, or 28 percent of STV

•                  Customer acquisition cost per new funded account of $640

“thinkorswim delivered record revenues of $98.1 million and net income of $19.6 million, or $0.29 per diluted share, resulting in a record 28% AEBITDA margin during the quarter.  We achieved these results by (i) realizing an efficient cost per funded account while rapidly growing our account base to record levels; (ii) delivering service from professional traders to all of our accounts thereby solidifying customer loyalty during highly volatile markets; (iii) increasing productivity by fulfilling fewer but larger workshops to our students during the seasonally slower third quarter; and (iv) effectively managing the cost side of our income statement while remaining committed to growth,” said Lee K. Barba, Chairman and CEO of thinkorswim Group Inc.  “While all major market indices declined for the fourth consecutive quarter, thinkorswim’s customer assets reached a new record of $3.1 billion as annualized brokerage revenue per funded account grew to $2,350 on an increase in average retail DARTs to 57,300 during the quarter—all new records for thinkorswim Group.”

Operating Highlights (quarterly year-over-year comparisons):

•                  New accounts opened of 24,525. Total accounts of 200,300, an increase of 97 percent

•                  New funded accounts of 10,125, an increase of 8 percent

•                  Funded accounts of 87,025 at quarter-end, an increase of 82 percent

•                  Average retail trades per day of approximately 57,300, an increase of 94 percent

•                  Annualized brokerage revenue per funded account of $2,350

•                  Record client assets of $3.12 billion, including $1.74 billion in client cash and money market funds

•                  Education graduates of 7,620, a decrease of 20 percent

“We believe that the actions we’ve taken to strengthen the Company’s revenue sources and marketing strategies while reducing operating and overhead costs demonstrate a proactive approach to managing key variables in our business in order to deliver continued growth and strong margins in volatile markets that are likely to extend into 2009,” Mr. Barba concluded.

The Company will hold a conference call to discuss the financial results at 4:30 p.m. Eastern Time today. The call will be available through our Web site at www.thinkorswim.com under Investor Relations.

About thinkorswim Group Inc. (NASDAQ: SWIM)

thinkorswim Group Inc. (www.thinkorswim.com) offers market-leading online brokerage, investor education and related financial products and services for self-directed investors and active traders.  thinkorswim, Inc., our award-winning online brokerage division, provides a suite of trading platforms serving self-directed and institutional traders and money managers.  thinkorswim platforms have easy-to-use interfaces, sophisticated analytical and research tools, and fast and efficient order execution for even the most complex trading strategies.  thinkorswim customers trade a broad range of products including stock and stock options, index options, futures and futures options, forex, mutual funds and fixed income. Investools’ Education Group, a subsidiary of thinkorswim Group Inc., offers a full range of investor education products and services that provide lifelong learning in a variety of interactive delivery formats. Investools’ graduates can then apply what they’ve learned by trading with thinkorswim’s online brokerage platforms.

Safe Harbor

This press release may contain forward-looking statements. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” or similar statements.  All forward-looking statements are based largely on current expectations, beliefs and assumptions concerning future events that are subject to substantial risks and uncertainties. These risks and uncertainties include, but are not limited to: general changes in economic conditions and changes in conditions affecting the financial services industry specifically, regulatory developments that affect the way we market or sell our products and services, our inability to protect our proprietary technology, our ability to sell existing products and services in both new and existing markets, and other factors which are more fully described in thinkorswim Group Inc.’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, actual results may vary in material aspects from those currently anticipated.  The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

Investor Contacts:
Ida Kane, SVP and CFO
801.816.6918
ida.kane@thinkorswim.com	Media Contact:

Frank Milano	Fran Del Valle
203.682.8343	212.717.5499
frank.milano@icrinc.com	frances.delvalle@influencecentral.com

THINKORSWIM GROUP INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2008	2008	2007
Revenue	$98,065	$96,991	$89,332
Costs and expenses
Cost of revenue	36,707	34,904	35,656
Selling expense	12,114	14,220	16,165
General and administrative expense	18,943	19,752	15,337
Special charges	1,087	726	310
Total costs and expenses	68,851	69,602	67,468
Income from operations	29,214	27,389	21,864

Other income (expense)
Interest expense, net	(2,140)	(264)	(3,903)
Interest income	384	272	433
Other	(13)	—	(6)
Other income (expense)	(1,769)	8	(3,476)
Net income before income taxes	27,445	27,397	18,388
Income tax provision	7,806	8,754	—

Net income	$19,639	$18,643	$18,388

Net income per common share:
Basic	$0.30	$0.28	$0.28
Diluted	$0.29	$0.27	$0.27
Weighted average common shares outstanding:
Basic	66,406	66,043	65,437
Diluted	68,531	68,754	68,383

	Nine Months Ended September 30,
	2008	2007
Revenue	$286,046	$223,934
Costs and expenses
Cost of revenue	106,608	105,620
Selling expense	45,451	52,531
General and administrative expense	57,462	52,346
Special charges	2,206	1,275
Total costs and expenses	211,727	211,772

Income from operations	74,319	12,162

Other (expense) income
Interest expense, net	(6,594)	(7,681)
Interest income	1,111	1,294
Other	1	2
Other expense	(5,482)	(6,385)

Net income before income taxes	68,837	5,777
Income tax provision	19,028	1,150

Net income	$49,809	$4,627

Net income per common share:
Basic	$0.75	$0.07
Diluted	$0.73	$0.07

Weighted average common shares outstanding:
Basic	66,101	62,076
Diluted	68,528	64,468

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$72,952	$61,579
Marketable securities	—	1,501
Accounts receivable, net of allowance ($186 and $198, respectively)	7,472	11,131
Receivable from clearing brokers	12,111	5,503
Income tax receivable	804	—
Deferred tax asset	15,304	13,496
Other current assets	12,306	9,622
Total current assets	120,949	102,832

Long-term restricted cash	373	389
Goodwill	208,477	208,776
Intangible assets, net of accumulated amortization ($28,544 and $17,330, respectively)	121,373	132,587
Software development cost, net of accumulated amortization ($7,147 and $3,363, respectively)	26,637	26,939
Furniture and equipment, net of accumulated depreciation ($11,867 and $8,726, respectively)	6,599	8,007
Other long-term assets	27,402	29,800

Total assets	$511,810	$509,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of deferred revenue	$94,090	$124,486
Other current liabilities	19,747	17,825
Accounts payable	11,194	8,896
Accrued payroll	11,088	13,278
Accrued tax liabilities	6,402	7,544
Current portion of capitalized lease obligations	231	212
Current portion of notes payable	17,500	17,500
Total current liabilities	160,252	189,741

Long-term portion of deferred revenue	25,872	37,384
Long-term portion of capitalized lease obligations	164	330
Long-term portion of notes payable	79,400	100,000
Deferred tax liabilities	28,191	18,487
Other long-term accrued liabilities	1,424	1,493
Total liabilities	295,303	347,435

Stockholders’ equity:
Common stock $0.01 par value (66,500 and 65,655 shares issued and outstanding, respectively)	665	656
Additional paid-in capital	335,832	331,006
Accumulated other comprehensive income	(12)	20
Accumulated deficit	(119,978)	(169,787)
Total stockholders’ equity	216,507	161,895

Total liabilities and stockholders’ equity	$511,810	$509,330

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$19,639	$18,388	$49,809	$4,627
Reconciling adjustments:
Depreciation and amortization	6,198	5,108	18,139	14,182
Deferred taxes	4,317	(551)	9,299	173
Stock compensation expense	2,014	1,857	6,292	13,391
Amortization of exclusivity rights	311	293	915	879
Contingent shares in connection with exclusivity rights and intellectual property acquired	—	865	—	2,191
Amortization of debt issue costs	244	317	804	768
Decrease (increase) in fair value of interest rate swap, included in interest expense	163	1,045	(69)	479
Provision for sales return reserve	328	304	1,125	892
Provision for lease termination	—	—	—	136
Provision for (recovery of) bad debt expense	—	(21)	—	243
Provision for inventory reserve	—	70	—	70
Loss on sale of assets	1	1	4	22
Loss (gain) on marketable securities	—	—	(7)	4
Changes in operating assets and liabilities, net of the effect of acquired businesses:
Accounts receivable	217	1,630	3,659	(11,417)
Receivable from clearing brokers	(3,842)	(1,581)	(6,608)	(6,114)
Income tax receivable	(804)	36	(804)	62
Other assets	(2,949)	3,032	(3,063)	5,619
Accounts payable	797	1,900	2,175	(2,345)
Deferred revenue	(16,251)	(11,510)	(41,908)	7,792
Accrued payroll	3,898	4,001	(2,190)	4,677
Other liabilities	3,814	(2,961)	2,356	(5,847)
Accrued tax liabilities	(3,910)	(177)	(1,142)	(170)
Net cash provided by operating activities	14,185	22,046	38,786	30,314

Cash flows from investing activities:
Proceeds from the sale or maturity of marketable securities	—	—	1,501	19,341
Proceeds from the sale of equipment	—	—	—	25
Payments for capitalized software development costs	(1,212)	(3,571)	(5,122)	(11,469)
Purchases of furniture and equipment	(648)	(859)	(1,655)	(3,102)
Cash held in escrow	300	85	1,058	(8,400)
Cash paid in business acquisitions, net of cash received	(300)	(85)	(1,058)	(149,347)
Net cash used in investing activities	(1,860)	(4,430)	(5,276)	(152,952)

Cash flows from financing activities:
Payments on capital leases	(54)	(48)	(147)	(139)
Payments on notes payable	(2,500)	(2,500)	(20,600)	(5,000)
Changes in restricted cash	—	(3)	16	(8)
Proceeds from notes payable	—	—	—	125,000
Payment of debt issuance costs	—	—	—	(4,539)
Minimum tax withholding on restricted stock awards	—	—	(430)	—
Repurchase of stock	(1,455)	—	(1,455)	—
Proceeds from exercise of stock options	125	63	504	661
Net cash (used in) provided by financing activities	(3,884)	(2,488)	(22,112)	115,975

Effect of exchange rates on cash and cash equivalents	(25)	27	(25)	27

Increase (decrease) in cash and cash equivalents	8,416	15,155	11,373	(6,636)
Cash and cash equivalents:
Beginning of period	64,536	31,132	61,579	52,923

End of period	72,952	46,287	72,952	46,287

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Financial Summary

(unaudited)

Reconciliation of Non-GAAP Information

The following table provides a breakout of Net Income (Loss) on an unaudited basis for all periods presented and a reconciliation of GAAP Net Income (Loss) to non-GAAP Adjusted EBITDA for the periods presented. The Company believes Adjusted EBITDA is an important measure of operating performance given the impact of accounting for deferred revenue and certain other costs.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
in (millions)	2008	2008	2007	2008	2007 *

Net income (loss)	$19.6	$18.6	$18.4	$49.8	$(0.9)
Depreciation and amortization	6.8	6.2	6.6	19.9	18.5
Stock compensation expense	2.0	2.2	1.9	6.3	13.5
Special charges	1.1	0.7	0.3	2.2	1.2
Interest expense, net	1.8	—	3.6	5.5	6.4
Income tax provision	7.8	8.8	—	19.0	1.1
Other acquisition related items	—	—	—	—	10.5
Net change in deferred revenue	(16.3)	(14.5)	(11.5)	(41.9)	8.9
Adjusted EBITDA ($)	22.8	22.0	19.3	60.8	59.2
Adjusted EBITDA (as a % of STV)	27.9%	26.7%	24.8%	24.9%	24.3%

The following table provides a breakout of Revenue on an unaudited basis for all periods presented and a reconciliation of non-GAAP Sales Transaction Volume (“STV”) to GAAP Revenue. STV represents sales in a particular period before the effects of deferred revenue recognition from prior periods and the deferral of current period sales. The Company believes STV is an important measure of business volume in the Investor Education segment.

	Three Months Ended			Nine months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
in (000s)	2008	2008	2007	2008	2007 *
Brokerage Services
Commissions	$39,290	$33,126	$19,637	$98,674	$49,220
Interest & dividends	7,109	6,198	5,960	20,976	14,973
Payment for order flow	8,451	7,869	5,036	22,894	10,927
Other revenue	2,140	1,764	1,953	5,869	4,708
Total Total brokerage services revenue	56,990	48,957	32,586	148,413	79,828

Investor Education Sales transaction volume	24,824	33,582	45,236	95,725	163,261
Total sales transaction volume	81,814	82,539	77,822	244,138	243,089
Change in deferred revenue	16,251	14,452	11,510	41,908	(9,025)
Revenue	98,065	96,991	89,332	286,046	234,064

* The Company’s SEC filings for 2007 reflect Investools’ merger with thinkorswim on February 15, 2007. However, for comparative purposes, the nine months ended September 30, 2007 have included results of operations as if the merger occurred on January 1, 2007 (pro-forma). The Company believes that given the size of the merger, comparing actual to actual would not be the most representative way to explain our operating results.

Segment Information

The following table provides information on an unaudited basis concerning thinkorswim Group Inc.’s operations by reportable segment for the periods presented. The Company’s SEC filings and the table below reflects consolidated results following Investools’ merger with thinkorswim on February 15, 2007 and stand-alone results for Investools through February 14, 2007.

	Three Months Ended September 30,		Nine months Ended September 30,
in (000s)	2008	2007	2008	2007
Revenue
Brokerage Services	$56,990	$32,586	$148,413	$69,441
Investor Education	41,075	56,746	137,633	154,493
Revenue	98,065	89,332	286,046	223,934

Income (Loss) from Operations
Brokerage Services	$26,176	$12,375	$66,891	$23,971
Investor Education	3,038	9,489	7,428	(11,809)
Income from operations	29,214	21,864	74,319	12,162

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Operating Metrics

(unaudited)

	Q3-08	Q3-07	$ or # Change	% Change
thinkorswim, Inc.
Trading Days	63.5	62.5

New Retail Accounts Opened (1)	24,525	18,525	6,000	32%
New Funded Retail Accounts	10,125	9,400	725	8%
Ending Funded Retail Accounts	87,025	47,850	39,175	82%
Retail DARTs (2)	57,300	29,600	27,700	94%
Active Trader DARTs (3)	105,800	25,100	80,700	322%
Total DARTs	163,100	54,700	108,400	198%

Total Trades	10,361,000	3,413,000	6,948,000	204%

Ending Client Assets ($MM)	$3,120	$2,180	$940	43%
Average Client Equity/Retail Account	$36.6	$43.5	$(6.9)	-16%
Retail Commission Per Trade	$9.67	$9.25	$0.42	5%

Investor Education Group
Total Paid Graduates (4)	7,620	9,470	(1,850)	-20%
Ending Cumulative Graduates (5)	375,000	321,000	54,000	17%
Ending Active Subscribers (6)	93,900	98,000	(4,100)	-4%

Upsell Rate (7)	33%	44%
PHD Program	10%	17%
Masters Program	14%	21%
Associates Program	31%	30%
Apprentice	26%	n/a
Trading Rooms	18%	32%

(1) Accounts opened are accounts that have initiated the application process with the intent to fund.

(2) Retail DARTs are trades executed using the retail thinkorswim platform.

(3) Active Trader DARTs are trades executed using an active trader platform such as thinkpipes.

(4)  Includes students who graduated from both the Foundation Course and the Currency Trader Course.

(5) Cumulative graduates include graduates and their guest attendees at workshops.

(6) Active Subscribers include subscribers to Investools Online, prophet.net, and Investools FX.

(7) This table illustrates the workshop upsell rates during the periods indicated. Workshop upsell rates are the sales that take place at the workshops of advanced product sales. Upsell rates do not include sales from the Company’s other sales operations.